EXHIBIT 10.1


                               THE BOEING COMPANY

                              AMENDED AND RESTATED
                                     364-DAY
                              BANK CREDIT AGREEMENT

                                      among

                               THE BOEING COMPANY
          and the Subsidiaries which are or shall become party hereto, as Borrower

                             THE BANKS PARTY HERETO

                                 CITIBANK, N.A.,
                             as Administrative Agent

                                       and

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent

                                       and

                            SALOMON SMITH BARNEY INC.

                                       and

                             CHASE SECURITIES, INC.

                                       as

                  Joint Lead Arrangers and Joint Book Managers

                         dated as of September 29, 1999

                                TABLE OF CONTENTS




ARTICLE 1


         Section                                                                                               Page

         Section 1.02.  Use of Defined Terms.....................................................................80

         Section 1.03.  Accounting Terms.........................................................................81

ARTICLE 2

         Section 2.01.  The A Advances...........................................................................81

         Section 2.02.  Making the A Advances....................................................................82

         Section 2.03.  Conversion to Term Loan, Repayment.......................................................85

         Section 2.04.  Interest Rate on A Advances..............................................................86

         Section 2.05. The B Advances............................................................................86

         Section 2.06.  Fees.....................................................................................94

         Section 2.07.  [intentionally omitted.].................................................................95

         Section 2.08.  Reduction of the Commitments.............................................................95

         Section 2.09.  Additional Interest on Eurodollar Rate A Advances........................................96

         Section 2.10.  Eurodollar Interest Rate Determination...................................................97

         Section 2.11.  Voluntary Conversion of A Advances.......................................................99

         Section 2.12.  Prepayments.............................................................................100

         Section 2.13.  Increases in Costs......................................................................102

         Section 2.14.  Illegality..............................................................................108

         Section 2.15.  Payments and Computations...............................................................109

         Section 2.16.  Sharing of Payments, Etc................................................................111

         Section 2.17.  Alteration of Commitments and Addition of Banks.........................................112

         Section 2.18. Assignments; Sales of Participations and Other Interests in Notes........................114

         Section 2.19.  Extension of Termination Date...........................................................120

         Section 2.20.  Subsidiary Borrowers....................................................................122

ARTICLE 3

         Section 3.01.  Representations and Warranties by the Borrowers.........................................126

         Section 3.02.  Representation by the Banks.............................................................128

ARTICLE 4

         Section 4.01.  Affirmative Covenants of TBC............................................................129

         Section 4.02.  General Negative Covenants of TBC.......................................................131

         Section 4.03.  Financial Statement Terms...............................................................133

         Section 4.04.  Waivers of Covenants....................................................................134

ARTICLE 5

         Section 5.01.  Conditions Precedent to the Initial Borrowing of TBC....................................135

         Section 5.02.  Conditions Precedent to Each A Borrowing of TBC.........................................136

         Section 5.03.  Conditions Precedent to Each B Borrowing of TBC.........................................137

         Section 5.04.  Conditions Precedent to the Initial Borrowing of a Subsidiary Borrower..................139

         Section 5.05.  Conditions Precedent to Each A Borrowing of a Subsidiary Borrower.......................141

         Section 5.06.  Conditions Precedent to Each B Borrowing of a Subsidiary Borrower.......................142

ARTICLE 6

         Section 6.01.  Events of Default.......................................................................145

ARTICLE 7

         Section 7.01.  Authorization and Action................................................................149

         Section 7.02.  Administrative Agent's Reliance, Etc....................................................150

         Section 7.03.  Citibank, N.A. and its Affiliates.......................................................151

         Section 7.04.  Bank Credit Decision....................................................................151

         Section 7.05.  Indemnification.........................................................................152

         Section 7.06.  Successor Administrative Agent..........................................................153

         Section 7.07.  Certain Obligations May be Performed by Affiliates......................................154

ARTICLE 8

         Section 8.01.  Modification, Consents and Waivers......................................................154

         Section 8.02.  Addresses for Notices...................................................................156

         Section 8.03.  Costs, Expenses and Taxes...............................................................156

         Section 8.04.  Binding Effect..........................................................................157

         Section 8.05.  Severability............................................................................157

         Section 8.06.  Governing Law...........................................................................157

         Section 8.07.  Headings................................................................................158

         Section 8.08.  Execution in Counterparts...............................................................159

         Section 8.09.  Right of Set-Off........................................................................159

         Section 8.10.  Agreement in Effect.....................................................................160


         Exhibit A-1       -        Base Rate Advance A Note
         Exhibit A-2       -        Eurodollar Rate A Note
         Exhibit A-3       -        Fixed Rate B Note
         Exhibit A-4       -        Eurodollar Rate B Note
         Exhibit B-1       -        Notice of A Borrowing
         Exhibit B-2       -        Notice of B Borrowing
         Exhibit C         -        Request for Alteration
         Exhibit D         -        Borrower Subsidiary Letter
         Exhibit E         -        Extension Request
         Exhibit F         -        Continuation Note
         Exhibit G         -        Opinion of Chief Legal Officer of Borrower
         Exhibit H         -        Opinion of Counsel for Administrative Agent
         Exhibit I         -        Opinion of in-house counsel to Subsidiary Borrower
         Exhibit J         -        Guaranty of TBC

         Schedule I        -        Commitments



                  THIS BANK CREDIT AGREEMENT (the "Agreement") dated as of September 29, 1999, is by and among: THE BOEING COMPANY, a Delaware corporation ("TBC" or the "Company"); the BORROWERS (as defined below); the BANKS (as defined below); CITIBANK, N.A., in its capacity as administrative agent for the Banks (in such capacity, the "Administrative Agent"); and THE CHASE MANHATTAN BANK, in its capacity as syndication agent for the Banks (in such capacity, the "Syndication Agent").

                                    RECITALS

                  TBC is party to an Amended and Restated 364-Day Bank Credit Agreement dated as of September 30, 1998 (the "Existing Credit Agreement") with the banks, financial institutions and other institutional lenders party thereto and Citibank, N.A., as Administrative Agent for the Banks and such other lenders.

                  The parties to this Amendment and Restatement desire to amend the Existing Credit Agreement in its entirety to read as set forth below:

                                    ARTICLE 1

                                   Definitions

                  Section 1.01.  Definitions.

                    As used in this Agreement, the following terms shall have the meanings set out respectively after each:

                  "A Advance"--An advance made by a Bank to a Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate A Advance, each of which shall be a "Type" of A Advance.

                  "A  Borrowing"--A   borrowing  consisting  of  simultaneous  A
Advances of the same Type made by each of the Banks pursuant to Section 2.01.

                  "A Note"--A promissory note of a Borrower payable to the order of any Bank, in substantially the form of Exhibit A-1 or A-2 hereto, evidencing the indebtedness of that Borrower to such Bank resulting from the aggregate of all Base Rate Advances and the aggregate of all Eurodollar Rate A Advances, respectively, made by such Bank to that Borrower.

                  "Administrative Agent"--Citibank, N.A. acting in its capacity as administrative agent for the Banks, or any successor Administrative Agent appointed pursuant to Section 7.06.

                  "Administrative Agent's Account"--The account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A., at its office at 2 Pennsway, Corporate Commons, Suite 200, New Castle, Delaware 19720, Account No. 35852248, Attention: Jay Moffitt.

                  "Advance"--An A Advance or a B Advance.

                  "Agent"--Individually and collectively, as the context shall require, the Administrative Agent and the Syndication Agent.

                  "Agreement"--This agreement, as it may be amended or otherwise modified from time to time, and any written additions or supplements hereto.

                  "Applicable Lending Office"--With respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance, and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Bank notified by such Bank to the Administrative Agent as its Applicable Lending Office with respect to such B Advance.

                  "Applicable Margin"--Means

                  with respect to Base Rate Advances, 0% per annum;


                  with respect to Eurodollar Rate Advances which have not been Converted to Term Loans, 0.11% per annum;

                  with respect to Eurodollar Rate Advances which have been Converted to Term Loans, a fluctuating per annum amount, commencing on the date of the Conversion and ending on the Maturity Date, equal at any time to then-applicable rate set forth in the pricing grid below, depending upon the rating of the long-term senior unsecured debt of TBC then in effect:


                    -------------------------------------------------------- ----------------------------------
                    Public Debt Rating
                    S&P/Moody's                                                      Applicable Margin
                    -------------------------------------------------------- ----------------------------------
                    -------------------------------------------------------- ----------------------------------
                    Level I
                    A by S&P or A2 by Moody's or above                                                   0.15%
                    -------------------------------------------------------- ----------------------------------
                    -------------------------------------------------------- ----------------------------------
                    Level II
                    less than level I but at least A- by S&P or A3 by                                    0.20%
                    Moody's
                    -------------------------------------------------------- ----------------------------------
                    -------------------------------------------------------- ----------------------------------
                    Level III
                    less than level II but at least BBB+ by S&P or Baa1 by                               0.25%
                    Moody's
                    -------------------------------------------------------- ----------------------------------
                    -------------------------------------------------------- ----------------------------------
                    Level IV
                    less than level III                                                                 0.375%
                    -------------------------------------------------------- ----------------------------------
                    -------------------------------------------------------- ----------------------------------

                    -------------------------------------------------------- ----------------------------------

                  provided,   however,   that  in  the  event  and   during  the
                  continuance  of an Event of  Default  which  is  described  in
                  Section 6.01(a), the Applicable Margin shall immediately increase by 1.0% above the Applicable Margin then in effect, and, in the case of a Eurodollar Rate Advance, such Advance shall automatically convert to a Base Rate Advance at the end of the Interest Period then in effect for such Eurodollar Rate Advance. If the ratings from S&P and Moody's shall fall within different levels, then the Applicable Margin shall be determined by the higher of the two ratings except that, if the lower of such rating is more than one level below the higher of such ratings, the Applicable Margin shall be determined based on the level above the lower of such ratings. If at any time no rating is available from S&P and Moody's or any other nationally recognized statistical rating organization designated by TBC and approved in writing by the Majority Banks, the Applicable Margin for each Interest Period or each other period commencing during the thirty days following such ratings becoming unavailable shall be the Applicable Margin in effect immediately prior to such ratings becoming unavailable. Thereafter the rating to be used for purposes of this Agreement until ratings from S&P and Moody's become available shall be as agreed between TBC and the Administrative Agent, and TBC and the Administrative Agent shall use good faith efforts to reach such agreement within such thirty day period, provided, however, that if no such agreement is reached within such thirty day period the Applicable Margin thereafter, until such agreement shall have been reached, shall be (A) if any such rating shall have become unavailable as a result of S&P or Moody's ceasing its business as a rating agency, the Applicable Margin in effect immediately prior to such cessation or (B) otherwise, the Applicable Margin as set forth under Level IV above.

                  "Available Commitment" -- As of any date of determination, (a) the aggregate Commitments of the Banks, as such amount may be reduced, changed or terminated in accordance with the terms of this Agreement, reduced by (b) the aggregate Advances outstanding on such date of determination.

                  "B Advance"--An advance by a Bank to a Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.05 and refers to a Fixed Rate Advance or a Eurodollar Rate B Advance, each of which shall be a "Type" of B Advance.

                  "B Borrowing"--A borrowing consisting of simultaneous B Advances from each of the Banks whose offer to make one or more B Advances as part of such borrowing has been accepted by a Borrower under the auction bidding procedure described in Section 2.05.

                  "B Note"--A Promissory note of a Borrower payable to the order of any Bank, in substantially the form of Exhibit A-3 or A-4 hereto, evidencing the indebtedness of that Borrower to such Bank resulting from the aggregate of all Fixed Rate Advances and the aggregate of all Eurodollar Rate B Advances, respectively, made by such Bank to such Borrower.

                  "B Reduction"--As defined in Section 2.01.

                  "Bank"--Subject to the provisions of Section 2.18, any of the banking institutions that is a signatory hereto or that, pursuant to Section 2.13, 2.17, 2.18 or 2.19 shall become a "Bank" hereunder.

                  "Base Rate"--The rate of interest announced publicly by Citibank, N.A., in New York, New York, from time to time, as Citibank's base rate.

                  "Base Rate Advance"--An A Advance which bears interest at the Base Rate.

                  "Base Rate A Note"--An A Note evidencing Base Rate Advances.

                  "Borrower"--Individually and collectively, as the context shall require, TBC and each Subsidiary Borrower (unless and until it becomes a "Terminated Subsidiary Borrower" pursuant to Section 2.20).

                  "Borrower Subsidiary Letter" -- With respect to any Subsidiary Borrower, a letter in the form of Exhibit D hereto, signed by such Subsidiary Borrower and TBC.

                  "Borrowing"--An A Borrowing or a B Borrowing.

                  "Business Day"--A day of the year on which banks are not required or authorized to close in New York City, and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "Commitment"--For each Bank, the full amount set forth opposite the name of such Bank in Schedule I attached hereto, or, if such Bank is a Replacement Bank or a Bank that has entered into one or more assignments pursuant to Section 2.18 or Section 2.19, the amount set forth for such Bank in the Register maintained by the Administrative Agent pursuant to Section 2.18(b), as such amount may be reduced pursuant to Section 2.03, Section 2.08 or Section
2.17 or increased pursuant to Section 2.17.

                  "Company"--The Boeing Company, a Delaware corporation (usually referred to herein as "TBC").

                  "Consolidated"--Indicating, as to any accounting concept or statement, the consolidation of such concept or statement with the same concepts or statements of all other members of a class made up of TBC and the Subsidiaries.

                  "Continuing Bank" -- As defined in Section 2.19(a).

                  "Convert," "Conversion" and "Converted"--Each refers to a conversion of A Advances of one Type into A Advances of another Type pursuant to
Section 2.10, 2.11 or 2.14, or to the conversion of A Advances to a Term Loan pursuant to Section 2.03 (as the context shall require).

                  "Debt " (i) Indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) the financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kind referred to in clauses (i) through
(iii) above.

                  "Domestic Lending Office"--With respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto, or in the assignment or other agreement pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Administrative Agent.

                  "Effective Date"--As defined in Section 2.17.

                  "Eligible Assignee"-- (i) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus in excess of $3,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus in excess of $3,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; (iv) any Bank; (v) an affiliate of any Bank; and (vi) any other Person approved in writing by TBC, which approval shall be notified to Citibank, as Administrative Agent.


                  "Eurocurrency Liabilities"--Has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar A Note"--An A Note evidencing Eurodollar Rate A Advances.

                  "Eurodollar B Note"--A B Note evidencing Eurodollar Rate B Advances.

                  "Eurodollar Lending Office"--With respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto (or, if no such office is specified, its Domestic Lending Office), or in the assignment or other agreement pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Administrative Agent.

                  "Eurodollar Rate"--For any Interest Period for each Eurodollar Rate A Advance comprising part of the same Borrowing, and for the relevant period specified in the applicable Notice of B Borrowing for each Eurodollar Rate B Advance, an interest rate per annum equal to the offered rate for deposits in U.S. dollars for a period substantially equal to the relevant Interest Period (if an A Advance) or the relevant period specified in the applicable Notice of B Borrowing (if a B Advance), appearing on Telerate Page 3750 (or, if unavailable for any reason by Telerate, then by reference to Reuters Screen) as of 11:00 a.m. (London time) two business days before the first day of such Interest Period or the first day of the relevant period specified in such Notice of B Borrowing; provided, that if the foregoing rate is unavailable from Telerate or the Reuters Screen for any reason, then such rate shall be an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period or the first day of the relevant period specified in such Notice of B Borrowing (i) in an amount, for such Eurodollar A Advance, substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such A Borrowing and for a period equal to such Interest Period or, (ii) in an amount, for such Eurodollar Rate B Advance, substantially equal to the amount of the Eurodollar Rate B Borrowing which includes such B Advance multiplied by a fraction equal to such Reference Bank's ratable portion of the Commitments and for a period equal to the relevant period specified in such Notice of B Borrowing. The Eurodollar Rate for any Interest Period for each Eurodollar Rate A Advance comprising part of the same Borrowing and for the relevant period specified in a Notice of B Borrowing for each Eurodollar Rate B Advance shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period or period, as the case may be, subject, however, to the provisions of Section 2.10.

                  "Eurodollar Rate Advance"--An A Advance (a "Eurodollar Rate A Advance") or a B Advance (a "Eurodollar Rate B Advance") which bears interest at a rate of interest quoted as a margin (which shall be the Applicable Margin in the case of an A Advance or as offered by a Bank and accepted by a Borrower in the case of a B Advance) over the Eurodollar Rate.

                  "Eurodollar Rate B Borrowing"--As defined in Section 2.05(a)
(i).

                  "Eurodollar Rate Reserve Percentage"--Of any Bank for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Event of Default"--Any of the events described in Section
6.01 hereof.

                  "Facility Fee"--As defined in Section 2.06.

                  "Federal Funds Rate"--For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fixed Rate Advance"--An Advance made by a Bank to a Borrower as part of a Fixed Rate Borrowing.

                  "Fixed Rate Borrowing"--As defined in Section 2.05(a)(i).

                  "Guaranty"--Each Guaranty Agreement, dated as of even date herewith, executed by TBC in favor of the Administrative Agent and the Banks, unconditionally guaranteeing the payment of all obligations of a Subsidiary Borrower hereunder and under the Notes executed or to be executed by them.

                  "Interest Period"--For each Eurodollar Rate A Advance comprising part of the same Borrowing, the period commencing on the date of such A Advance or the date of the Conversion of any A Advance into such a Eurodollar Rate A Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, or six months (or nine months, with the consent of all Banks funding those particular Advances), as a Borrower may, upon notice received by the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the first day of such Interest Period, select, provided however, that:

                  (i) no Interest Period shall end on a date later than the Termination Date (or in the case of an A Advance which is Converted to a term loan pursuant to Section 2.03, the Maturity Date);

                  (ii) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration; and

                  (iii) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of the Interest Period shall occur on the next preceding Business Day.

                  "Majority Banks"--Banks holding greater than 50% of the then aggregate unpaid principal amount of the A Notes held by Banks, or, if no such principal amount is then outstanding, Banks having greater than 50% of the Commitments (provided that, for purposes hereof, none of the Borrowers, and none of their affiliates, if a Bank, shall be included in (i) the Banks holding such amount of the A Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the A Advances or the total Commitments).

                  "Maturity Date" -- The Termination Date, or, if the Term Loan Conversion Option described in Section 2.03 has been exercised, the date that is the three-year anniversary of the Termination Date.

                  "Moody's"--Moody's Investor Services, Inc.

                  "Non-Extending Bank" -- As defined in Section 2.19(a).

                  "Note"--An A Note or a B Note.

                  "Notice of A Borrowing"--As defined in Section 2.02(a).

                  "Notice of B Borrowing"--As defined in Section 2.05(a)(i).

                  "Notice of Borrowing"--A Notice of A Borrowing or a Notice of B Borrowing.

                  "Person" -- An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Property, Plant and Equipment"--Any item of real property, or any interest therein, buildings, improvements and machinery.

                  "Reference Banks"--The Chase Manhattan Bank, Citibank, N.A., BankBoston, N.A., Bank of New York, and National Westminster Bank plc.

                  "Register"--As defined in Section 2.18.

                  "Replacement Banks" -- As defined in Section 2.19(c).

                  "Required Assignment"--As defined in Section 2.18.

                  "Request for Alteration"--A document substantially in the form of Exhibit C hereto, duly executed by TBC, pursuant to the provisions of Section 2.17.

                  "S&P"--Standard & Poor's Corporation.

                  "Subsidiary"--Any corporation in which more than 50% of the Voting Stock is owned by TBC, by TBC and any one or more other Subsidiaries, or by any one or more other Subsidiaries.

                  "Subsidiary Borrower"--Individually and collectively, as the context shall require, each Subsidiary in which 100% of the Voting Stock is owned by TBC, by TBC and any one or more other Subsidiaries, or by any one or more other Subsidiaries, that is or shall become a "Borrower" hereunder in accordance with Section 2.20; in each case, unless and until it becomes a "Terminated Subsidiary Borrower."

                  "Syndication Agent"--The Chase Manhattan Bank, acting in its capacity as syndication agent for the Banks.

                  "TBC"--The Boeing Company, a Delaware corporation.

                  "Term Loan  Conversion  Option"--The  option  described  under
Section 2.03 for a Borrower to Convert, as of the Termination Date, all A Advances then outstanding into a term loan.

                  "Terminated Subsidiary Borrower"--Individually and collectively, as the context shall required, a Subsidiary Borrower who has ceased to be a "Borrower" for purposes of this Agreement in accordance with
Section 2.20.

                  "Termination Date"--The earlier to occur of (i) September 27, 2000, as such date may be extended from time to time pursuant to Section 2.19, and (ii) the date of termination in whole of the Commitments pursuant to Section
2.08 or Section 6.01.

                  "Voting Stock"--All the issued and outstanding capital stock of any corporation having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not any capital stock of any other class or classes shall or might have voting power upon the occurrence of any contingency).

                  Section 1.02. Use of Defined Terms. Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

                  Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.


                                    ARTICLE 2

                        Amounts and Terms of the Advances

                  Section 2.01. The A Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment, provided that the aggregate amount of the Commitments of the Banks shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Banks ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the difference between the aggregate amount of a proposed B Borrowing requested by a Borrower and the aggregate amount of B Advances offered to be made by the Banks and accepted by the Borrower in respect of such B Borrowing, if notice of such A Borrowing is given by the Borrower within two Business Days of the date of such B Borrowing) and shall consist of A Advances of the same Type made on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank's Commitment, the Borrowers may from time to time borrow, prepay pursuant to Section 2.12, and reborrow under this
Section 2.01.

                  Section 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given by a Borrower to the Administrative Agent not later than 11:00 a.m. (New York City time) on the day of the proposed A Borrowing in the case of a Base Rate Borrowing and on the third Business Day prior to the date of the proposed A Borrowing in the case of a Eurodollar Rate Borrowing. The Administrative Agent thereupon shall give to each Bank prompt notice thereof by telecopier, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-l hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such A Advance. Every Notice of A Borrowing given by a Subsidiary Borrower must be countersigned by an authorized representative of TBC, in order to evidence the consent of TBC, in its sole discretion, to that proposed A Borrowing. Each Bank shall, before 1:00 p.m. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Bank's ratable portion of such A Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 5, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

                  (b) Each Notice of A Borrowing shall be irrevocable and binding. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower requesting such A Borrowing shall indemnify each Bank against any loss, cost or expense incurred by such Bank on account of any failure to fulfill on or before the date specified for such A Borrowing in such Notice of A Borrowing the applicable conditions set forth in Article 5, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the A Advance to be made by such Bank as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

                  (c) Unless the Administrative Agent shall have received notice from a Bank prior to 1:00 p.m. (New York City time) on the day of any A Borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such A Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such A Borrowing in accordance with subsection (a) of this
Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of a Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's A Advance as part of such A Borrowing for purposes of this Agreement.

                  (d) The failure of any Bank to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the A Advance to be made by such other Bank on the date of any A Borrowing.

                  Section 2.03. Conversion to Term Loan, Repayment. TBC may, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on the Termination Date, Convert the aggregate unpaid principal amount of the A Advances outstanding as of the Termination Date into a term loan. If this Conversion option is exercised, then, on the Termination Date, immediately prior to the time when the aggregate unpaid principal amount of the A Advances would otherwise be due, the aggregate unpaid principal amount of the A Advances then outstanding shall automatically convert into a term loan which each Borrower shall repay to the Administrative Agent for the ratable account of the Banks on the Maturity Date. The amounts so converted shall be treated for all purposes of this Agreement as A Advances except that after the Termination
Date:

                 (a)      the Borrowers may not make any additional borrowings;

                 (b)      any amounts paid or prepaid may not be reborrowed;

                 (c) the amount of each Bank's Commitment shall be equal at all times to the principal amount of the A Borrowing payable to such Bank from time to time;

                 (d)      the provisions of Section 2.17 shall not be effective;

                 (e) no Bank shall have the right to assign its rights in any A Advances outstanding; and

                 (f) no Facility Fees shall accrue or be payable after the Termination Date.

                  Section 2.04. Interest Rate on A Advances. The Borrowers shall pay interest on the unpaid principal amount of each A Advance made by each Bank from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum: (i) during each period in which such A Advance is a Base Rate Advance, at a rate per annum equal at all times to the Base Rate in effect from time to time, plus the Applicable Margin, payable quarterly in arrears on the first day of each January, April, July and October and on the Termination Date, or, if the Conversion option described in Section
2.03 is exercised, the Maturity Date, and (ii) during each period in which such A Advance is a Eurodollar Rate Advance, at a rate per annum equal at all times during each relevant Interest Period for such A Advance to the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of each such Interest Period, and on the date such A Advance is Converted or paid in full.

                  Section 2.05. The B Advances. (a) Each Bank severally agrees that the Borrowers may make B Borrowings under this Section 2.05 from time to time on any Business Day during the period from the date hereof until the Termination Date in the manner set forth below, provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Banks. As provided in Section 2.01 above, the aggregate amount of the Commitments of the Banks shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Banks ratably according to their respective Commitments; provided, however, that any Bank's B Advances shall not otherwise reduce that Bank's obligation to lend its pro rata share of the remaining Available Commitment.

                 (i) Any Borrower  may request a B Borrowing  under this Section
         2.05 by delivering to the Administrative Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be later than 5 Business Days prior to the Termination Date, but may otherwise be 7 days or more from the date of such B Advance if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Banks shall be fixed rates per annum (a "Fixed Rate Borrowing"), and either 1, 2, 3, 6 or 9 months from the date of such B Borrowing if the Borrower shall specify in the Notice of B Borrowing that such B Borrowing is to be a Borrowing consisting of Eurodollar Rate B Advances (a "Eurodollar Rate B Borrowing")), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 11:00 a.m. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing if the Borrower shall specify in the Notice of B Borrowing that such B Borrowing is to be a Fixed Rate Borrowing, and
         (B) at least four Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing that such B Borrowing is to be a Eurodollar Rate B Borrowing. Every Notice of B Borrowing given by a Subsidiary Borrower must be countersigned by an authorized representative of TBC, in order to evidence the consent of TBC, in its sole discretion, to that proposed B Borrowing. The Administrative Agent shall in turn promptly notify each Bank of each request for a B Borrowing received by it from the Company by sending such Bank a copy of the related Notice of B Borrowing.

                 (ii) Each Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to a Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Bank in its sole discretion (such rate of interest to be a fixed rate if the Borrower requested Fixed Rate Advances, or a margin over the Eurodollar Rate if the Borrower requested Eurodollar Rate B Advances), by notifying the Administrative Agent (which shall give prompt notice thereof to the Company and such Borrower), before 10:00 a.m. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this
         Section 2.05(a), exceed such Bank's Commitment), the rate or rates of interest therefor (specified as stated in this paragraph (ii)) and such Bank's Applicable Lending Office with respect to such B Advance; provided that if the Administrative Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower and the Company of such offer before 9:30 a.m. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Banks. If, by 10:00 a.m. (New York City time) on the date on which notice of a Bank's election under this Section 2.05(a)(ii) is to be made, the Administrative Agent fails to receive, at its address referred to in
         Section 8.02, the notice from a Bank provided for in this Section 2.05(a)(ii), the Administrative Agent may conclusively presume that such Bank has elected not to offer to make any B Advances to such Borrower with respect to the related Notice of B Borrowing.

                 (iii) Such Borrower shall, in turn, (A) before 11:00 a.m. (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above, and (B) before 12:00 noon (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either:

                        (x) cancel such B Borrowing by giving the Administrative Agent notice to that effect, or

                        (y) accept one or more of the offers made by any Bank or Banks pursuant to Section 2.05(a)(ii), in its sole discretion, by giving notice to the Administrative Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Bank for such B Advance pursuant to Section 2.05(a)(ii) above) to be made by each Bank as part of such B Borrowing, and reject any remaining offers made by Banks pursuant to Section 2.05(a)(ii) above by giving the Administrative Agent notice to that effect; provided that offers will be accepted, if at all, in order of lowest to highest interest rates, and, if two or more
                        Banks bid at same rate, the B Borrowing will be allocated among such Banks in proportion to the amount bid by each such Bank.

                 (iv) If the Borrower notifies the Administrative Agent that such B Borrowing is canceled pursuant to Section 2.05(a)(iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Banks and such B Borrowing shall not be made.

                 (v) If the Borrower accepts one or more of the offers made by any Bank or Banks pursuant to Section 2.05(a)(iii)(y) above, the Administrative Agent shall in turn promptly (A) notify each Bank that has made an offer as described in Section 2.05(a)(ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Bank pursuant to Section 2.05(a)(ii) above have been accepted by the Borrower , (B) notify each Bank that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Bank as part of such B Borrowing, and (C) upon satisfaction of the conditions set forth in 5.03 or 5.06, as applicable, notify each Bank that is to make a B Advance as part of such B Borrowing that the applicable conditions set forth in Article 5 appear to have been satisfied. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 1:00 p.m. (New York City time) on the date of such B Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence and when such Bank shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account such Bank's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article 5 and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Company at the Administrative Agent's Account. Promptly after each B Borrowing the Administrative Agent will notify each Bank of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

                  (b) Each Notice of B Borrowing shall request an aggregate amount of B Advances not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof provided that the Borrowers may accept offers aggregating less than $10,000,000 and offers which are not an integral multiple of $1,000,000 and provided further that following the making of each B Borrowing, the Borrowers shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above. Within the limits and on the conditions set forth in this Section 2.05, the Borrowers may from time to time borrow under this Section 2.05, repay or prepay pursuant to Section 2.05(c), and reborrow under this Section 2.05, provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

                  (c) On the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to Section 2.05(a)(i)) the Borrower shall repay to the Administrative Agent for the account of the Bank which has made such B Advance the then unpaid principal amount of such B Advance. The Borrowers shall have no right to prepay any principal amount of any B Advance.

                  (d) The Borrowers shall pay interest on the unpaid principal amount of each B Advance, from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the fixed rate of interest for such B Advance (in the case of a Fixed Rate B Advance) specified by the Bank making such B Advance in its notice with respect thereto delivered pursuant to Section 2.05(a)(ii) above or (in the case of a Eurodollar Rate B Advance) the margin specified by the Bank making such B Advance in its notice with respect thereto delivered pursuant to Section 2.05(a)(ii) above plus the Eurodollar Rate determined with respect to such B Borrowing pursuant to Section 2.10, payable on the interest payment date or dates specified by the Borrowers for such B Advance in the related Notice of B Borrowing delivered pursuant to
Section 2.05(a)(i) above.

                  (e) The indebtedness of each Borrower resulting from all B Advances made by a Bank shall be evidenced by a single B Note made by such Borrower and payable to the order of such Bank covering all Fixed Rate Advances, and a single B Note made by such Borrower and payable to the order of such Bank covering all Eurodollar B Advances, made by such Bank to such Borrower.

                  (f) Any Bank may, without the prior written consent of the Borrowers , sell or assign all or any part of such Bank's rights in any or all of the B Advances made by such Bank or the B Notes in connection with such B Advances as a participation, provided, however, that (i) any such sale or assignment shall not require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify the Notes under the blue sky laws of any state and the selling or assigning Bank shall otherwise comply with all federal and state securities laws applicable to such transaction; (ii) no purchaser or assignee in such a transaction shall thereby become a "Bank" for any purpose under this Agreement, (iii) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (iv) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (v) the Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                  Section 2.06. Fees. TBC agrees to pay to the Administrative Agent for the account of each Bank a facility fee ("Facility Fee") on such Bank's Commitment, without regard to usage. Such fee shall be payable for the periods from the date hereof in the case of each Bank named in Schedule I attached hereto, and from the effective date on which any other Bank becomes party hereto, until the Termination Date at the rate of .04% per annum; provided, however, that if the Term Loan Conversion Option has been exercised, no Facility Fees shall accrue or be payable during the period following the effective date of that Conversion. Facility Fees shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the term of this Agreement and on either the Termination Date (in the event the Term Loan Conversion Option has not been exercised) or the date that the Conversion takes effect (in the event the Term Loan Conversion Option has been exercised). The Facility Fee shall be calculated based on a 360-day year. The amount of the Facility Fee payable on October 1, 1999 and on either the Termination Date or the date that the Conversion takes effect, as applicable, shall be prorated based on the actual number of days elapsed either since the date hereof (in the case of October 1, 1999 payment) or since the date on which the last payment in respect of the Facility Fee was made (in the case of the payment made on either the Termination Date or the date that the Conversion takes effect, as applicable).

                  Section 2.07.  [intentionally omitted.]

                  Section 2.08. Reduction of the Commitments. (a) Optional Reductions. TBC shall have the right, upon at least 3 Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the Commitments of the Banks, provided that each partial reduction shall be in a minimum amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and provided further that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate principal amount of the B Advances then outstanding.

                  (b) Mandatory Reduction. At the close of business on the Termination Date, the aggregate Commitments of the Banks shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Commitments immediately prior to giving effect to such reduction exceeds the aggregate unpaid principal amount of the A Advances then outstanding.

                  Section 2.09. Additional Interest on Eurodollar Rate A Advances. The Borrowers shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate A Advance of such Bank, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Bank and notified to the Borrowers through the Administrative Agent.

                  Section 2.10. Eurodollar Interest Rate Determination. (a) The Administrative Agent shall determine each Eurodollar Rate by using the methods described in the definition of the term "Eurodollar Rate," and shall give prompt notice to the Borrowers and the Banks of each such Eurodollar Rate.

                  (b) In the event the rate cannot be determined by the first method described in the definition of "Eurodollar Rate," each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each such Eurodollar Rate in accordance with the second method described therein. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. In the event the rate cannot be determined by the either of the methods described in the definition of "Eurodollar Rate," then:

                 (i) the Administrative Agent shall forthwith notify the Borrowers and the Banks that the interest rate cannot be determined for such Eurodollar Rate Advances,

                 (ii) each such Advance, if an A Advance, will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if the Borrower was attempting to Convert a Base Rate Advance into a Eurodollar Rate A Advance, such Advance will continue as a Base Rate Advance), and

                 (iii) the obligation of the Banks to make Eurodollar Rate B Advances, or to make, or to Convert A Advances into, Eurodollar Rate A Advances shall be suspended until the Administrative Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist.

                  (c) If, with respect to any Eurodollar Rate A Advances, the Majority Banks notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such A Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurodollar Rate A Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Banks, whereupon

                 (i) each Eurodollar Rate A Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                 (ii) the obligation of the Banks to make, or to Convert A Advances into, Eurodollar Rate A Advances shall be suspended until the Administrative Agent shall notify the Borrowers and such Banks that the circumstances causing such suspension no longer exist.

                  (d) If a Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate A Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Banks and such A Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  Section 2.11. Voluntary Conversion of A Advances. Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.10 and 2.14, Convert all A Advances of one Type comprising the same A Borrowing into Advances of another Type; provided, however, that any Conversion of any Eurodollar Rate A Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate A Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate A Advances, the duration of the Interest Period for each such A Advance.

                  Section 2.12. Prepayments. Any Borrower shall have the right at any time and from time to time, upon prior written notice from the Borrower to the Administrative Agent, to prepay its outstanding principal obligations evidenced by its A Notes in whole or ratably (except as provided in Section 2.14 or 2.17) in part and may be obligated to make certain prepayments of obligations evidenced by one or more A Notes subject to and in accordance with the following (provided that every notice of prepayment given by a Subsidiary Borrower must be countersigned by an authorized representative of TBC, in order to evidence the consent of TBC, in its sole discretion, to that prepayment):

                  (a) With respect to Base Rate Borrowings, such prepayment shall be without premium or penalty, upon notice given to the Administrative Agent, and shall be made not later than 11:00 a.m. (New York City time) on the date of such prepayment. The Borrower shall designate in such notice the amount and date of such prepayment. Accrued interest on the amount so prepaid shall be payable on the first Business Day of the calendar quarter next following the prepayment. The minimum amount of Base Rate Borrowings which may be prepaid on any occasion shall be $10,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the total amount of Base Rate Advances then outstanding for that Borrower.

                  (b) With respect to Eurodollar Rate A Borrowings, such prepayment shall be made on at least 3 Business Days' prior written notice. The Borrower shall designate in such notice the amount and date of such prepayment and the Eurodollar Rate A Borrowings against which each portion of each prepayment shall be applied, which portion shall be ratable as among the Banks. The minimum amount of Eurodollar Rate A Borrowings which may be prepaid on any occasion shall be $10,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the total amount of Eurodollar Rate A Advances then outstanding for that Borrower. The Borrower shall, on the date of the prepayment, pay to the Administrative Agent for the account of each Bank interest accrued to such date of prepayment on the principal amount prepaid plus, in the case only of a prepayment on any date which is not the last day of an applicable Eurodollar Interest Period, any amounts which may be required to compensate such Bank for any losses or out-of-pocket costs or expenses (including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds, but excluding loss of anticipated profits) incurred by such Bank as a result of such prepayment, provided that such Bank shall exercise reasonable efforts to minimize any such losses, costs and expenses.

                  (c) If due to any prepayment pursuant to Section 2.14 or to the acceleration of any of the A Notes pursuant to Section 6.01 or otherwise, any Bank receives payment of its portion of, or is subject to any Conversion from, any Eurodollar Rate A Advance on any day other than the last day of an Interest Period with respect to such A Advance, the Borrowers will pay to the Administrative Agent for the account of such Bank any amounts which may be payable to such Bank by the Borrower by reason of payment on such day as provided in Section 2.12(b).

                  Section 2.13. Increases in Costs. (a) If, due to either (1) the introduction of, or any change (other than, in the case of Eurodollar Rate Borrowings, a change by way of imposition or increase of reserve requirements referred to in Section 2.09) in, or new interpretation of, any law or regulation effective at any time and from time to time on or after December 8, 1997 or (2) the compliance with any request from or by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the costs incurred by any Bank in agreeing to make or making, funding or maintaining any Eurodollar Rate A Advance then or at any time thereafter outstanding, then the Borrowers shall from time to time, upon demand of such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank such amounts as shall be required to compensate such Bank for such increased cost, provided that such Bank shall exercise reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any such increased cost. A certificate as to the amount of such increase in costs, submitted to the Borrowers and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes under this Section 2.13(a), absent manifest error.

                  (b) If any Bank determines that compliance with any law or regulation or any guidelines or request from any central bank or other governmental authority (whether or not having the force of law) which is enacted, adopted or issued at any time and from time to time after December 8, 1997 affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder, provided that such Bank shall exercise reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any such compensation payable by the Borrowers hereunder. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  (c) (1) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deduction, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes that are imposed on its overall net income ( and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect to any sum payable hereunder or under any Note to any Bank or the Administrative Agent,
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13(c)) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                        (2) In addition,  each Borrower shall pay any present or
                 future stamp, documentary, excise, property or similar taxes, charges, or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                        (3) Each  Borrower  shall  indemnify  each  Bank and the
                 Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13(c), imposed on or paid by such Bank or the Administrative Agent (as the case may be) and any liability ( including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor.

                        (4) Within 30 days after the date of any payment of Taxes, the Borrower which paid such Taxes shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of any Borrower through an account or branch outside the United States or by or on behalf of any Borrower by a payor that is not a United States person, if the Borrower determines that no taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (4) and subsection (5), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                        (5) Each Bank organized under the laws of a jurisdiction
                 outside the United States shall, on or prior to the date of its execution and delivery of this Agreement (in the case of each Bank listed in Schedule I attached hereto), and from the date on which any other Bank becomes party hereto (in the case of each other Bank), and from time to time thereafter as requested in writing by TBC (but only so long thereafter as such Bank remains lawfully able to do so), provide each of the Administrative Agent and TBC with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor of other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date on which a Bank becomes a party to this Agreement, the Bank assignor was entitled to payments under subsection (1) above in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank assignee on such date. If any form or document referred to in this subsection (5) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Bank reasonably considers to be confidential, the Bank shall give notice thereof to the Borrower and shall not be obligated to include in such form or document confidential information.

                        (6) For any  period  with  respect to which any Bank has
                 failed to provide TBC with the appropriate form described in subsection (5) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (5) above), such Bank shall not be entitled to indemnification under subsection
                 (1) or (3) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, TBC shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                  (d) Upon receipt of notice from any Bank claiming compensation pursuant to this Section 2.13 and as long as no Event of Default and no event which with notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing, TBC shall have the right, on or before the 30th day after the date of receipt of such notice, (i) to arrange for one or more Banks or other commercial banks to assume the Commitment of such Bank; subject, however, to payment to Administrative Agent by assignor or assignee of a processing and recording fee of $3,500, in the event the replacement bank is not a Bank; or (ii) to arrange for the Commitment of such Bank to be terminated and all A Advances owed to such Bank to be prepaid; and, in either case, subject to payment in full of all principal, accrued and unpaid interest, fees and other amounts payable under this Agreement and then owing to such Bank immediately prior to the assignment or termination of the Commitment of such Bank.

                  Section 2.14. Illegality. If there is any introduction of, or change in, or in the interpretation of, any law or regulation, which in the opinion of counsel for the Administrative Agent in the relevant jurisdiction shall make it unlawful, or if any central bank or other governmental authority shall assert that it is unlawful, for any Bank to continue to fund or maintain any Eurodollar Rate Advances or to perform its obligations with respect to Eurodollar Rate Advances as provided hereunder, upon the issuance of such opinion of counsel or such assertion by a central bank or other governmental authority and notice given to the Borrowers (accompanied by such opinion, if applicable) by the Administrative Agent, the Borrowers shall forthwith either
(1) prepay in full all Eurodollar Rate A Advances made by such Bank as a part of Eurodollar Rate A Borrowings, with accrued interest thereon and all other amounts which may be payable to such Bank by the Borrowers as provided in
Section 2.12(b) or (2) Convert all such Eurodollar Rate A Advances made by such Bank into A Borrowings of another Type as provided in Section 2.11. Upon such demand or such notice of prepayment or Conversion, the obligation of such Bank to make or to Convert A Advances into, Eurodollar Rate A Advances shall be suspended until such time as the event giving rise to such prepayment or Conversion shall no longer apply, at which time the Commitment of such Bank to make A Advances for the funding of, or Conversion to, Eurodollar Rate A Borrowings shall be reinstated, subject to its then available Commitment.

                  Section 2.15. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under the Notes not later than 11:00 a.m. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.05, 2.09, 2.13, 2.14, or 2.17) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. From and after the effective date of an assignment pursuant to Section 2.18, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such assignment shall make all appropriate adjustments in such payments for the periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar
Rate or the Federal Funds Rate and of Facility Fees shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.09 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.09, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from a  Borrower  prior to the date on which  any  payment  is due to the  Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  Section 2.16. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Sections 2.09, 2.13, 2.14 or 2.17), in excess of its ratable share of payments on account of the A Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the A Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were a creditor of the Borrowers in the amount of such participation.

                  Section 2.17. Alteration of Commitments and Addition of Banks. By a written agreement executed only by TBC, the Administrative Agent and the Bank or bank affected:

                 (i) Increased Commitment: the Commitment of such Bank may be increased to the amount set forth in such agreement;

                 (ii) Addition of a Bank: such bank may be added as a Bank with a Commitment as set forth in such agreement provided that it agrees to be bound by all the terms and provisions of this Agreement; and

                 (iii) Reduction or Termination of Commitment: the unused portion of the Commitment of such Bank may be reduced or terminated and the A Advances owing to such Bank may be prepaid in whole or in part, all as set forth in such agreement.

                  The Administrative Agent may execute any such agreement without the prior consent of any Bank (other than the Bank or bank affected), except that if at the time the Administrative Agent proposes to execute such agreement either (A) TBC's long-term senior unsecured debt is rated lower than BBB by S&P or lower than Baa2 by Moody's or (B) an Event of Default, or an event which with notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing, then the Administrative Agent shall not execute any such agreement unless it has first obtained the prior written consent of the Majority Banks and provided that the Administrative Agent shall not execute any such agreement without the prior written consent of the Majority Banks if such agreement would increase the total of the Commitments to an amount in excess of $1,600,000,000. The Administrative Agent shall give each Bank prompt notice of any such agreement becoming effective. All requests for Bank consent under the provisions of this Section 2.17 shall specify the date upon which any such increase, addition, reduction, termination, or prepayment shall become effective (the "Effective Date") and shall be made by means of a Request for Alteration substantially in the form as set forth in Exhibit C. On the Effective Date on which the Commitment of any Bank is increased, decreased, terminated or created or on which prepayment is made, all as described in such Request for Alteration, the Borrowers or such Bank, as the case may be, shall make available to the Administrative Agent not later than 12:30 p.m. (New York City time) on such date, in same day funds, the amount, if any, which may be required (and the Administrative Agent shall distribute such funds received by it to the Borrowers or to such Banks, as the case may be) so that at the close of business on such date the sum of the A Advances of each Bank then outstanding shall be in the same proportion to the total of the A Advances of all the Banks then outstanding as the Commitment of each Bank is to the total of the Commitments. The Administrative Agent shall give each Bank notice of the amount to be made available by, or to be distributed to, such Bank at least 5 Business Days before such payment is made.

                  Section 2.18.  Assignments;  Sales of Participations and Other
Interests in Notes. (a) From time to time each Bank may with the prior written consent of TBC and the affected Borrowers and subject to the qualifications set forth below, assign to one or more Banks or an Eligible Assignee all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the A Advances owing to it and all A Notes held by it) and will, at any time, if arranged by the Company pursuant to clause (A) of this sentence upon at least 30 days' notice to such Bank and the Administrative Agent, assign to one or more Eligible Assignees all of its rights and obligations under this Agreement (including without limitation, all of its Commitment, the A Advances owing to it and all A Notes held by it); provided, however, that if such Bank shall notify TBC, the affected Borrowers and the Administrative Agent of its intent to request the consent of TBC and the affected Borrowers to an assignment, TBC shall have the right, for 30 days after receipt of such notice and so long as no Event of Default shall have occurred and be continuing, in its sole discretion either (A) to arrange for one or more Eligible Assignees to accept such assignment (a "Required Assignment") or (B) to arrange for the rights and obligations of such Bank
(including, without limitation, such Bank's Commitment), and the total Commitments of the Banks to be reduced by an amount equal to the amount of such Bank's Commitment to be assigned and in connection with such reduction, to prepay that portion of the A Advances owing to such Bank which it proposes to assign; provided further that if TBC fails to notify such Bank that it has arranged for an assumption or reduction of the portion of Commitment to be assigned within 30 days of the receipt by TBC of such Bank's request for consent to assignment, the Borrowers shall be deemed to consent to the proposed assignment; provided further that (i) any such assignment shall not require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify the A Notes under the blue sky laws of any state and the assigning Bank shall otherwise comply with all federal and state securities laws applicable to such assignment; (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the assignment) shall either (A) equal 50% of all such rights and obligations (or 100% in the case of a Required Assignment) or
(B) not be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and (iii) the aggregate amount of the Commitment of the assigning Bank assigned pursuant to all such assignments of such Bank (after giving effect to such assignment) shall in no event exceed 50% (except in the case of a Required Assignment) of all such Bank's Commitment (as set forth in Schedule I, in the case of each Bank that is a party hereto as of September 29, 1999, or as set forth in the Register as the aggregate Commitment assigned to such Bank pursuant to one or more assignments, in the case of any assignee). No Bank shall be obligated to make a Required Assignment unless such Bank shall have received payments in an aggregate amount at least equal to the outstanding principal amount of all A Advances being assigned, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Bank under this Agreement (including without limitation Section 2.12(c) provided that such Bank shall receive its pro rata share of the Facility Fee on the next date on which the Facility Fee is payable). From and after the effective date of any assignment pursuant to this Section 2.18(a), (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment have the rights and obligations of a Bank hereunder except that such assignee may not elect to assign any of its rights and obligations under this Agreement acquired by any assignment pursuant to this Section 2.18(a) for a period of nine months following the effective date specified in such assignment and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding any other provision in this Agreement, any Bank may at any time (aa) create a security interest in all or any portion of its rights under this Agreement (including without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and (bb) assign all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the A Advances owing to it and all A Notes held by it) to an affiliate of such Bank, except if the result of the assignment is to increase the cost to the Borrowers of requesting, borrowing, continuing, maintaining, paying or converting any Advances, provided in each case that such Bank gives prior or contemporaneous notice to TBC, the affected Borrowers and Administrative Agent of the assignment.

                  (b) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the A Advances of each Borrower owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Banks may treat each entity whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon receipt by the Administrative Agent from the assigning Bank of an assignment in form and substance satisfactory to the Administrative Agent executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with each A Note subject to such assignment, and a processing and recording fee of $3,500 (payable by either the assignor or the assignee), the Administrative Agent shall, if such assignment is a Required Assignment or has been consented to by the Borrowers to the extent required by Section 2.18(a) or has been effected pursuant to Section 2.19(c),
(i) accept such assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to TBC and the affected Borrowers. Within five Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for each surrendered A Note a new A Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such assignment, and if the assigning Bank has retained a Commitment hereunder, a new A Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new A Note or A Notes shall be in an aggregate principal amount equal to the principal amount of such surrendered A Note, shall be dated the effective date of such assignment and shall otherwise be substantially in the form of Exhibit A-1 or A-2 hereto, as appropriate.

                  (c) Each Bank may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Notes held by it) to one or more affiliates of such Bank or to one or more other commercial banks; provided, however, that (i) any such participation shall not require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify the Notes under the blue sky laws of any state and the Bank selling or granting such participation shall otherwise comply with all federal and state securities laws applicable to such transaction, (ii) no purchaser of such a participation shall be considered to be a "Bank" for any purpose under the Agreement, (iii) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (iv) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (v) such Bank shall remain the holder of such Notes for all purposes of this Agreement, and (vi) the Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                  (d) Any  Bank  may,  in  connection  with  any  assignment  or participation or proposed assignment or participation pursuant to this Section 2.18, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Bank by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure of information that is not publicly available, such Bank shall obtain the written consent of the Borrowers, and the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any such information received by it from such Bank except as disclosure may be required or appropriate to governmental authorities, pursuant to legal process or by law or governmental regulation or authority.

                  Section 2.19. Extension of Termination Date. (a) TBC may, on behalf of itself and the Subsidiary Borrowers, by written notice to the Administrative Agent in the form of Exhibit E (each such notice being an "Extension Request") given no earlier than 45 days and no later than 30 days prior to the then applicable Termination Date, request that the then applicable Termination Date be extended to a date 364 days after the then applicable Termination Date. Such extension shall be effective with respect to each Bank which, by a written notice in the form of Exhibit F (a "Continuation Notice") to TBC and the Administrative Agent given no earlier than 30 days and no later than 20 days prior to the then applicable Termination Date, consents, in its sole discretion, to such extension (each Bank giving a Continuation Notice being referred to sometimes as a "Continuing Bank" and each Bank other than a Continuing Bank being a "Non-Extending Bank") provided, however, that such extension shall be effective only if the aggregate Commitments of the Continuing Banks are not less than 66-2/3% of the aggregate Commitments of the Banks on the date of the Extension Request. No Bank shall have any obligation to consent to any such extension of the Termination Date. The Administrative Agent shall notify each Bank of the receipt of an Extension Request within three (3) Business Days after receipt thereof. The Administrative Agent shall notify the Company and the Banks no later than 15 days prior to the applicable Termination Date whether the Administrative Agent has received Continuation Notices from Banks holding at least 66-2/3% of the Aggregate Commitments on the date of the Extension Request.

                  (b) The Commitment of each Non-Extending Bank shall terminate at the close of business on the Termination Date in effect prior to the delivery of such Extension Request without giving any effect to such proposed extension, and on such Termination Date TBC shall take one of the following three actions:

                 (i)       Replace the Non-Extending Banks pursuant to
         Section 2.19(c); or

                 (ii) Pay or cause to be paid to the Administrative Agent, for the account of the Non-Extending Banks, an amount equal to the Non-Extending Banks' A Advances, together with accrued but unpaid interest and fees thereon and all other amounts then payable hereunder; or

                 (iii) By giving notice to the Administrative Agent no later than three days prior to the Termination Date, elect not to extend the Termination Date beyond the then applicable Termination Date and in this event the Borrowers may in their sole discretion repay any amount of the A Advances then outstanding or make an A Borrowing pursuant to
         Article 2 and the amount of the A Advances outstanding thereafter shall convert to a term loan pursuant to Section 2.03.

                  (c) A Non-Extending Bank shall be obligated, at the request of TBC to assign at any time prior to the close of business on the Termination Date applicable to such Non-Extending Bank all of its rights (other than rights that would survive the termination of the Agreement pursuant to Section 8.03) and obligations hereunder to one or more Banks or other commercial banks nominated by TBC and willing to become Banks in place of such Non-Extending Bank (the "Replacement Banks"). In order to qualify as a Replacement Bank, a Bank or bank must satisfy all of the requirements of this Agreement (including without limitation the terms of Section 2.18 relating to Required Assignments). Such obligation of the Non-Extending Banks is subject to such Non-Extending Bank receiving (i) payment in full from the Replacement Banks of the principal amount of all Advances owing to such Non-Extending Bank immediately prior to an assignment to the Replacement Banks and (ii) payment in full from the Borrowers of all accrued interest and fees and other amounts payable hereunder and then owing to such Non-Extending Bank immediately prior to the assignment to the Replacement Banks. Upon such assignment, the Non-Extending Bank shall no longer be a Bank, such Replacement Banks shall become Continuing Banks, and the Administrative Agent shall make appropriate entries in the Register to reflect the foregoing.

                  Section 2.20. Subsidiary Borrowers. (a) TBC may at any time, and from time to time, by delivery to the Administrative Agent of a Borrower Subsidiary Letter substantially in the form of Exhibit D hereto, duly executed by TBC and the respective Subsidiary, designate such Subsidiary as a "Subsidiary Borrower" for purposes of this Agreement, and such Subsidiary shall thereupon become a "Subsidiary Borrower" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Administrative Agent shall promptly notify each Bank of each such designation by TBC and the identity of the respective Subsidiary.

                  (b) No Advances shall be made to a Subsidiary Borrower, and no Conversion of any Advances at the request of a Subsidiary Borrower shall be effective, without, in each and every instance, the prior consent of TBC, in its sole discretion, which shall be evidenced by the countersignature of TBC to the relevant Notice of Borrowing or notice of Conversion. In addition, no notices which are to be delivered by a Borrower hereunder shall be effective, with respect to any Subsidiary Borrower, unless the notice is countersigned by TBC.

                  (c) The occurrence of any of the following events with respect to any Subsidiary Borrower shall constitute a "Subsidiary Borrower Termination Event" with respect to such Subsidiary Borrower:

                 (i) such Subsidiary Borrower shall cease to be a Subsidiary, as defined under this Agreement;

                 (ii)  such Subsidiary Borrower shall liquidate or dissolve;

                 (iii) such Subsidiary Borrower shall fail to preserve and maintain its existence, or shall make any material change in the nature of its business as carried out on the date such Subsidiary Borrower becomes a Borrower hereunder;

                 (iv) such Subsidiary Borrower shall merge or consolidate with or into, or convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person (except that a Subsidiary Borrower may merge into or dispose of assets to another Borrower); or

                 (vii) any of the "Events of Default" described in Section 6.01 shall occur to or with respect to such Subsidiary Borrower as if such Subsidiary Borrower were TBC.

                  (d) Upon the occurrence of a Subsidiary Borrower Termination Event with respect to any Subsidiary Borrower, such Subsidiary Borrower (the "Terminated Subsidiary Borrower") shall cease to be a Borrower for purposes of this Agreement and shall no longer be entitled to request or borrow Advances hereunder. All outstanding Advances of a Terminated Subsidiary Borrower shall be automatically due and payable as of the date on which the Subsidiary Borrower Termination Event of such Terminated Subsidiary Borrower occurred, together with accrued interest thereon and any other amounts then due and payable by that Borrower hereunder, unless, in the case of a Subsidiary Borrower Termination Event described in paragraph (iv) of Section 2.20(c), the other Person party to the transaction is a Borrower and such other Borrower has assumed in writing all of the outstanding Advances and other obligations under this Agreement and under the Notes of the Terminated Subsidiary Borrower.

                  (e) Each of the Subsidiary Borrowers hereby appoint and authorize TBC to take such action as agent on their behalf and to exercise such powers under this Agreement as are delegated to TBC by the terms hereof, together with such powers as are reasonably incidental thereto.

                  (f) Notwithstanding anything in this Agreement to the contrary, each of the Subsidiary Borrowers shall be severally liable for the liabilities and obligations of such Subsidiary Borrower under this Agreement and its Notes, and no Subsidiary Borrower shall be liable for the obligations of any other Borrower under this Agreement and such other Borrower's Notes. Each Subsidiary Borrower shall be severally liable for all payments of the principal of and interest on Advances to such Subsidiary Borrower, and any other amount due hereunder that is specifically allocable to such Subsidiary Borrower or the Advances of such Subsidiary Borrower. With respect to any amount due hereunder, including fees, that is not specifically allocable to any particular Borrower, each Borrower shall be liable for such amount pro rata in the same proportion as such Borrower's outstanding Advances bear to the total of then-outstanding Advances to all Borrowers.

                                    ARTICLE 3

                Representations, Warranties and Certain Covenants

                  Section 3.01. Representations and Warranties by the Borrowers. Each of the Borrowers represent and warrant as follows:

                  (a) TBC is a duly organized corporation existing in good standing under the laws of the State of Delaware. Each Subsidiary Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each of TBC and each Subsidiary Borrower is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not have a material adverse effect on the financial condition of TBC and the Subsidiary Borrowers as a whole.

                  (b) The execution and delivery and the performance of the terms of this Agreement, the Notes and each Guaranty are within the corporate powers of each Borrower party thereto, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (which approval remains in full force and effect), and do not contravene any law, any provision of the Certificate of Incorporation or By-Laws of any Borrower party thereto or any contractual restriction binding on any Borrower party thereto.

                  (c) This Agreement and the Notes, when duly executed and delivered by each Borrower party thereto, will constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, and each Guaranty, when duly executed and delivered by TBC, will constitute a legal, valid and binding obligation of TBC, enforceable against TBC in accordance with its terms.

                  (d) In TBC's opinion, there are no pending or threatened actions or proceedings before any court or administrative agency which can reasonably be expected to materially adversely affect the financial condition or operations of the Company or of the Company and its Subsidiaries, taken as a whole.

                  (e) The Consolidated statement of financial position as of December 31, 1998 and the related Consolidated statement of earnings and retained earnings for the year then ended (copies of which have been furnished to each Bank) correctly set forth the Consolidated financial condition of TBC and its Subsidiaries as of such date and the result of the Consolidated operations for such year, and since such date there has been no material adverse change in such condition or operations which is likely to impair the ability of TBC to repay the Advances.

                  (f) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System, and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of any Borrower only or of each Borrower and its subsidiaries on a consolidated basis) subject to the provisions of Section 4.02(a) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                  (g) No Borrower is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  Section 3.02. Representation by the Banks. Each Bank represents that its present intent is that it will acquire the A Notes drawn to its order for its own account and that each such A Note is being acquired for the purpose of investment and not with a view to distribution or resale thereof, subject, nevertheless, to the necessity that such Bank remain in control at all times of the disposition of property held by it for its own account.


                                    ARTICLE 4

                                Covenants of TBC

                  Section 4.01. Affirmative Covenants of TBC. From the date of this Agreement and so long as any amount shall be payable by the Borrowers to any Bank hereunder or any Commitment shall be outstanding, TBC will:

                  (a) Furnish to the Banks: (1) within 60 days after the close of each of the first three quarters of each of TBC's fiscal years, a Consolidated statement of financial position of TBC and the Subsidiaries as of the end of such quarter and a Consolidated comparative statement of earnings and retained earnings of TBC and the Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by an authorized officer of TBC, (2) within 120 days after the close of each of TBC's fiscal years, and if requested by the Administrative Agent, within 60 days after the close of each of the first three quarters thereof, a statement certified by an authorized officer of TBC showing in detail the computations required by the provisions of Sections 4.02(a), 4.02(b), 4.02(c) and 4.02(d), hereof, based on the figures which appear on the books of account of TBC and the Subsidiaries at the close of such quarters, (3) within 120 days after the close of each of TBC's fiscal years, a copy of the annual audit report of TBC, certified by independent public accountants of recognized standing acceptable to the Administrative Agent, together with financial statements consisting of a Consolidated statement of financial position of TBC and the Subsidiaries as of the end of such fiscal year and a Consolidated statement of earnings and retained earnings of TBC and the Subsidiaries for such fiscal year,
(4) within 120 days after the close of each of TBC's fiscal years, a statement certified by the independent public accountants who shall have prepared the corresponding audit report furnished to the Banks pursuant to the provisions of clause (3) of this subsection (a), to the effect that, in the course of preparing such audit report, such accountants had obtained no knowledge, except as specifically stated, that TBC had been in violation of the provisions of any one of the following Sections: Sections 4.02(a), 4.02(b), 4.02(c) and 4.02(d), at any time during such fiscal year, (5) promptly upon their becoming available, all financial statements, reports and proxy statements which TBC may send to its stockholders, (6) promptly upon their becoming available, all regular and periodic financial reports which TBC or any Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange, (7) within 3 Business Days after the discovery of the occurrence of any event which constitutes an Event of Default or would constitute an Event of Default with the passage of time or the giving of notice, or both, notice of such occurrence together with a detailed statement by a responsible officer of TBC of the steps being taken by TBC or the appropriate Subsidiary to cure the effect of such event and (8) such other information respecting the financial condition and operations of TBC or the Subsidiaries as the Administrative Agent may from time to time reasonably request.

                  (b) Duly pay and discharge, and cause each Subsidiary duly to pay and discharge, all material taxes, assessments and governmental charges upon it or against its properties prior to a date which is 5 Business Days after the date on which penalties are attached thereto, except and to the extent only that the same shall be contested in good faith and by appropriate proceedings by TBC or the appropriate Subsidiary.

                  (c) Maintain, and cause each Subsidiary to maintain, with financially sound and reputable insurance companies or associations, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by companies engaged in businesses similar to that of TBC or such Subsidiary, except, to the extent consistent with good business practices, such insurance may be provided by TBC through its program of self insurance.

                  (d)      Preserve and maintain its corporate existence.

                  Section 4.02. General Negative Covenants of TBC. From the date of this Agreement and so long as any amount shall be payable by TBC to any Bank hereunder or any Commitment shall be outstanding, TBC will not:

                  (a) Create, incur, assume or suffer to exist any mortgage, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) upon or with respect to any of its Property, Plant and Equipment, or upon or with respect to the Property, Plant and Equipment of any Subsidiary, or assign or otherwise convey, or permit any Subsidiary to assign or otherwise convey, any right to receive income from or with respect to its Property, Plant and Equipment, except (1) liens in connection with workmen's compensation, unemployment insurance or other social security obligations, (2) liens securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, liens to secure progress or partial payments made to TBC or such Subsidiary and other liens of like nature made in the ordinary course of business, (3) mechanics', workmen's, materialmen's or other like liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith, (4) liens for taxes not yet due or being contested in good faith and by appropriate proceedings by TBC or the affected Subsidiary, and (5) other liens, charges and encumbrances, so long as the aggregate amount of the Consolidated Debt for which all such liens, charges and encumbrances serve as security does not exceed 15% of Consolidated net Property, Plant and Equipment.

                  (b) Permit Consolidated Debt to be at any time more than 60% of Total Capital, where "Total Capital" means the sum of Shareholders' Equity and Consolidated Debt.
                  (c) Make any payment, or permit any Subsidiary to make any payment, of principal or interest on any Debt which payment would constitute a violation of the terms of this Agreement or of the terms of any indenture or agreement binding on such corporation or to which such corporation is a party except, in the case of any payment made by a Subsidiary, to the extent such payment is not likely to impair the ability of TBC to repay the Advances.

                  (d) Merge or consolidate with or into, or convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person except that the Borrower may merge or consolidate with any Person so long as the Borrower is the surviving corporation and no Event of Default, or event or circumstance that with notice or time elapse or both would become an Event of Default, has occurred and is continuing or would result therefrom.

                  (e) Make any material change in the nature of its business as carried out on the date hereof.

                  Section  4.03.  Financial  Statement  Terms.  For  purposes of
Section 4.02(b) above, all capitalized terms shall be as they appear on TBC's published Consolidated financial statements and calculated under the generally accepted accounting principles and practices applied by TBC on the date hereof in the preparation of such financial statements. However, notwithstanding the foregoing, Total Capital shall exclude the effects of any repurchase by TBC of its common stock and any merger-related accounting adjustments which are attributable to the merger with or acquisition of the McDonnell Douglas Corporation by TBC.

                  Section 4.04. Waivers of Covenants. The departure by TBC or any Subsidiary from the requirements of any of the provisions of this Article 4 shall be permitted only if such departure shall have been consented to in advance in a writing signed by Banks representing 66-2/3% or more of the then outstanding aggregate principal amount of the A Notes or, if no such principal or face amount is outstanding, Banks having at least 66-2/3% of the total of the Commitments, and such writing shall be effective as a consent only to the specific departure described in such writing. Such departure by TBC or any Subsidiary when properly consented to by the required number of Banks as set out in the preceding sentence shall not constitute an Event of Default under Section 6.01(c).


                                    ARTICLE 5

                       Conditions Precedent to Borrowings

                  Section 5.01. Conditions Precedent to the Initial Borrowing of TBC. The obligation of each Bank to make its initial Advance to TBC is subject to the fulfillment of all of the following conditions:

                  The Administrative Agent shall have received on or before the day of the initial Borrowing all of the following, each dated the day of the initial Borrowing, in form and substance satisfactory to the Administrative Agent and its counsel.

                  (a) A Base Rate A Note, a Eurodollar A Note, a Fixed Rate B Note and a Eurodollar B Note drawn to the order of each Bank executed and delivered by TBC to the Administrative Agent for delivery to each Bank.

                  (b) Copies of all documents, certified by an officer of TBC, evidencing necessary corporate action by TBC and governmental approvals, if any, with respect to this Agreement and the Notes.

                  (c) A certificate of the Secretary or an Assistant Secretary of TBC which shall certify the names of the officers of TBC authorized to sign the Notes and the other documents to be delivered hereunder, together with true specimen signatures of such officers and facsimile signatures of officers authorized to sign by facsimile signature. Each Bank may conclusively rely on such certificate until it shall have received a further certificate of the Secretary or an Assistant Secretary of TBC canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

                  (d) A favorable opinion of the chief legal officer of TBC substantially in the form of Exhibit G hereto and as to such other matters as the Administrative Agent may reasonably request, which opinion TBC hereby expressly instructs such chief legal officer to prepare and deliver.

                  (e) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, substantially in the form of Exhibit H hereto.

                  (f) TBC shall have terminated in whole the commitments of the banks parties to the Existing Credit Agreement .

                  (g) TBC and its Subsidiaries shall have satisfied all of their respective obligations under the Existing Credit Agreement including, without limitation, the payment of all fees under such agreement.

                  Section 5.02. Conditions Precedent to Each A Borrowing of TBC. The obligation of each Bank to make an A Advance on the occasion of each A Borrowing (including the initial Borrowing) is subject to the further conditions precedent that on the date of such request and the date of such Borrowing, the following statements shall be true, and each of the giving of the applicable Notice of A Borrowing and the acceptance by TBC of the proceeds of such A Borrowing shall be a representation by TBC that:

                 (i) the  representations  and  warranties  contained in Section
         3.01 hereof are true and accurate on and as of each such date as though made on and as of each such date (except to the extent that such representations and warranties relate solely to an earlier date); and

                 (ii) as of each such date no event has occurred and is continuing, or would result from the proposed A Borrowing which constitutes an Event of Default or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

                  Section 5.03. Conditions Precedent to Each B Borrowing of TBC. The obligation of each Bank to make a B Advance on the occasion of each B Borrowing (including the initial Borrowing) is subject to the further conditions precedent that (1) TBC shall have furnished to the Administrative Agent in connection with such B Borrowing, (x) a Consolidated statement of financial position of TBC and the Subsidiaries as of the end of each of the first three quarters of TBC's fiscal year (other than a quarter ending within sixty days prior to the date of the related Notice of B Borrowing) and a Consolidated comparative statement of earnings and retained earnings of TBC and the Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by an authorized officer of TBC and (y) a copy of the annual audit report of TBC, certified by
independent  public  accountants  of  recognized   standing  acceptable  to  the
Administrative Agent, together with financial statements consisting of a Consolidated statement of the financial position of TBC and the Subsidiaries as of the end of the applicable fiscal year and a Consolidated statement of earnings and retained earnings of TBC and the Subsidiaries for such fiscal year (the applicable fiscal year being the most recent year with respect to which the annual audit report of TBC is due pursuant to Section 4.01(a)(3)) and (2) on the date of such request and the date of such Borrowing, the following statements shall be true, and each of the giving of the applicable Notice of B Borrowing and the acceptance by TBC of the proceeds of such B Borrowing shall be a representation by TBC that:

                 (i) the  representations  and  warranties  contained in Section
         3.01 hereof are true and accurate on and as of each such date as though made on and as of each such date (except to the extent that such representations and warranties relate solely to an earlier date);

                 (ii) as of each such date no event has occurred and is continuing, or would result from the proposed B Borrowing which constitutes an Event of Default or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both; and

                 (iii) no event has occurred and no circumstance exists as a result of which the information concerning TBC that has been provided by TBC to the Administrative Agent or the Banks in connection with such B Borrowing would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  Section 5.04. Conditions Precedent to the Initial Borrowing of a Subsidiary Borrower. The obligation of each Bank to make its initial Advance to any particular Subsidiary Borrower is subject to the receipt by the Administrative Agent, on or before the day of the initial Borrowing by such Subsidiary Borrower, all of the following, each dated the day of the initial
Borrowing, in form and substance satisfactory to the Administrative Agent and its counsel:

                 (i) A Borrower Subsidiary Letter, substantially in the form of Exhibit D hereto, executed by such Subsidiary Borrower and TBC;

                 (ii) A Base Rate A Note, a Eurodollar A Note, a Fixed Rate B Note and a Eurodollar B Note drawn to the order of each Bank executed and delivered by the Subsidiary Borrower to the Administrative Agent for delivery to each Bank.

                 (iii) Copies of all documents, certified by an officer of the Subsidiary Borrower, evidencing necessary corporate action by the Subsidiary Borrower and governmental approvals, if any, with respect to this Agreement and the Notes.

                 (iv) A certificate of the Secretary or an Assistant Secretary of TBC or the Subsidiary Borrower which shall certify the names of the officers of the Subsidiary Borrower authorized to sign the Notes and the other documents to be delivered hereunder, together with true specimen signatures of such officers and facsimile signatures of officers authorized to sign by facsimile signature. Each Bank may conclusively rely on such certificate until it shall have received a further certificate of the Secretary or an Assistant Secretary of TBC or the Subsidiary Borrower canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

                 (v) A favorable opinion of in-house counsel to the Subsidiary Borrower, substantially in the form of Exhibit I hereto and as to such other matters as the Administrative Agent may reasonably request, which opinion TBC and each Subsidiary Borrower hereby expressly instruct such counsel to prepare and deliver.

                 (vi) The Guaranty of TBC, which unconditionally guarantees the payment of all obligations of such Subsidiary Borrower hereunder and under the Notes of such Subsidiary Borrower, substantially in the form of Exhibit J hereto, executed and delivered by TBC to the Administrative Agent.

                  Section 5.05. Conditions Precedent to Each A Borrowing of a Subsidiary Borrower. The obligation of each Bank to make an A Advance to a Subsidiary Borrower on the occasion of each A Borrowing (including the initial Borrowing) is subject to the further conditions precedent that on the date of such request and the date of such Borrowing, the following statements shall be true, and each of the giving of the applicable Notice of A Borrowing and the acceptance by that particular Subsidiary Borrower of the proceeds of such A Borrowing shall be (a) a representation by such Subsidiary Borrower that:

                 (i) the representations and warranties of that Subsidiary Borrower contained (A) in Section 3.01 are true and accurate on and as of each such date as though made on and as of each such date (except to the extent that such representations and warranties relate solely to an earlier date), and (B) in its Borrower Subsidiary Letter are true and correct on and as of the date of such borrowing, before and after giving effect to such borrowing; and

                 (ii) as of each such date no event has occurred and is continuing, or would result from the proposed A Borrowing which constitutes an Event of Default or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) a representation by TBC that the representations and warranties of TBC contained in Section 3.01 are true and accurate on and as of each such date as though made on and as of each such date (except to the extent that such representations and warranties relate solely to an earlier date), and that, as of each such date, no event has occurred and is continuing, or would result from the proposed A Borrowing which constitutes an Event of Default or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

                  Section 5.06. Conditions Precedent to Each B Borrowing of a Subsidiary Borrower. The obligation of each Bank to make a B Advance to any particular Subsidiary Borrower on the occasion of each B Borrowing (including the initial Borrowing) is subject to the further conditions precedent that (1) TBC shall have furnished to the Administrative Agent in connection with such B Borrowing, (x) a Consolidated statement of financial position of TBC and its Subsidiaries as of the end of each of the first three quarters of TBC's fiscal year (other than a quarter ending within sixty days prior to the date of the related Notice of B Borrowing) and a Consolidated comparative statement of earnings and retained earnings of TBC and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by an authorized officer of TBC and (y) a copy of the annual audit report of TBC, certified by independent public accountants of recognized standing acceptable to the Administrative Agent, together with financial statements consisting of a Consolidated statement of the financial position of TBC and its Subsidiaries as of the end of the applicable fiscal year and a Consolidated statement of earnings and retained earnings of TBC and its Subsidiaries for such fiscal year (the applicable fiscal year being the most recent year with respect to which the annual audit report of TBC is due pursuant to Section 4.01(a)(3)) and (2) on the date of such request and the date of such Borrowing, the following statements shall be true, and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Subsidiary of the proceeds of such B Borrowing shall be (a) a representation by such Subsidiary Borrower that:

                 (i) the representations and warranties contained (A) in Section
         3.01 hereof with respect to such Subsidiary Borrower are true and accurate on and as of each such date as though made on and as of each such date (except to the extent that such representations and warranties relate solely to an earlier date), and (B) in its Borrower Subsidiary Letter are true and correct on and as of the date of such borrowing, before and after giving effect to such borrowing;

                 (ii) as of each such date no event has occurred and is continuing, or would result from the proposed B Borrowing which constitutes an Event of Default or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both; and

                 (iii) no event has occurred and no circumstance exists as a result of which the information concerning TBC or the Subsidiary Borrower that has been provided by TBC or the Subsidiary Borrower to the Administrative Agent or the Banks in connection with such B Borrowing would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

and (b) a representation by TBC that the representations and warranties of TBC contained in Section 3.01 are true and accurate on and as of each such date as though made on and as of each such date (except to the extent that such representations and warranties relate solely to an earlier date), and that, as of each such date, no event has occurred and is continuing, or would result from the proposed A Borrowing which constitutes an Event of Default or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

                                    ARTICLE 6

                                Events of Default

                  Section 6.01. Events of Default. The following shall constitute the Events of Default:

                  (a) Failure by TBC to make when due any payment of principal of or interest on any Note or the Guaranty when the same becomes due and payable and such failure is not remedied within 5 Business Days thereafter.

                  (b) When any representation or warranty made by TBC in connection with the execution and delivery of this Agreement, the Notes or the Guaranty or otherwise furnished pursuant hereto shall prove to be at any time incorrect in any material respect.

                  (c) Failure by TBC to perform any other term, covenant or agreement contained in this Agreement, and such failure is not remedied within 15 days after written notice thereof shall have been given to TBC by the Administrative Agent, at the request, or with the consent, of Banks representing 33-1/3% or more of the total of the Commitments.

                  (d) Failure of TBC to pay when due on any regularly scheduled payment date any obligation for the payment of borrowed money or following acceleration thereof or of any other monetary obligation, if the aggregate unpaid principal amount of the obligation with respect to which such failure to pay or acceleration occurred equals or exceeds $50,000,000 and such failure is not remedied within 5 Business Days after notice thereof is received from the Administrative Agent or the creditor on such obligation.

                  (e)  TBC or any of its Subsidiaries

                        (1) shall incur liability with respect to any employee pension benefit plan in excess of $150,000,000 in the aggregate under

                               (A)  Sections  4062,  4063,  4064  or 4201 of the
                               Employee Retirement Income Security Act of 1974 ("ERISA"); or

                               (B) otherwise under Title IV of ERISA as a result of any reportable event within the meaning of ERISA (other than a reportable event as to which the provision of 30 days' notice is waived under applicable regulations);

                        (2) shall have or shall be likely to have a lien imposed on its property and rights to property under Section 4068 of ERISA on account of a liability in excess of $37,500,000 in the aggregate; or

                        (3) shall incur or shall be likely to incur liability under Title IV of ERISA

                               (A) in excess of $37,500,000 in the aggregate as a result of the Company or any Subsidiary or any Person that is a member of the "controlled group" (as defined in Section 4001(a)(14) of ERISA) of the Company or any Subsidiary having filed a notice of intent to terminate any employee pension benefit plan under the "distress termination" provision of Section 4041 of ERISA or

                               (B) in excess of $37,500,000 in the aggregate as a result of the Pension Benefit Guaranty Corporation having instituted proceedings to terminate, or to have a trustee appointed to administer, any such plan.

                  (f) The happening of any of the following events, provided the same has not then been cured or stayed: (1) the insolvency or bankruptcy of TBC,
(2) the cessation by TBC of the payment of its debts as they mature, (3) the making of an assignment for the benefit of the creditors of TBC, (4) the appointment of a trustee or receiver or liquidator for TBC or for a substantial part of its property, or (5) the institution of bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against TBC under the laws of any jurisdiction in which TBC is organized or has material business, operations or assets.

                  (g) So long as any Subsidiary is a Borrower hereunder, the Guaranty with respect to such Subsidiary Borrower shall for any reason cease to be valid and binding on TBC or TBC shall so state in writing.

                  If an Event of Default shall occur or be continuing, then, the Administrative Agent shall at the request, or may with the consent, of Banks having at least 33-1/3% of the total of the Commitments, by notice to TBC and the affected Borrowers, (A) declare the obligation of each Bank to make further Advances to be terminated, whereupon the same shall forthwith terminate, and (B) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers provided, however, that in the event of any order for relief with respect to the Borrowers under the Federal Bankruptcy Code (whether in connection with a voluntary or an involuntary case),
(A) the obligation of each Bank to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.


                                    ARTICLE 7

                            The Administrative Agent

                  Section 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of holders of more than 50% in principal amount of the A Notes then outstanding (or if no A Notes are at the time outstanding, upon the instructions of Banks having greater than 50% of the Commitments), and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

                  Section 7.02.  Administrative  Agent's Reliance,  Etc. Neither
the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an assignment entered into by the Bank which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 2.18; (b) may consult with legal counsel (including counsel for the Borrowers ), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or other experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  Section 7.03. Citibank, N.A. and its Affiliates. With respect to its Commitment, the Advances made by it, and the Notes issued to it, Citibank, N.A., shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent hereunder; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank, N.A., in its individual capacity. Citibank, N.A. and its Affiliates may accept deposits from, lend money to, accept drafts drawn by, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its subsidiaries and any person or entity who may do business with or own securities of the Company or any subsidiary, all as if Citibank, N.A. was not the Agent hereunder and without any duty to account therefor to the other Banks.

                  Section 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 3.01(e) and the representations and warranties contained in Sections 3.01 and
3.02 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  Section 7.05. Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by TBC or any other Borrower), ratably according to the respective principal amounts of the A Notes then held by each of them (or if no A Notes are at the time outstanding or if any A Notes are held by persons which are not Banks, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by TBC or any other Borrower.

                  Section 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and TBC and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. If no successor Administrative Agent shall have been so appointed by the  Majority  Banks,  and shall have  accepted  such  appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the removal of the retiring Administrative Agent as provided herein, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which meets the requirements set out in the previous sentence. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  Section  7.07.   Certain   Obligations  May  be  Performed  by
Affiliates. The Administrative Agent may appoint any of its Affiliates to perform its obligations hereunder other than any obligation requiring the Administrative Agent to receive, pay, or otherwise handle funds or Notes and provided that the Administrative Agent shall continue to be responsible to the Borrowers and the Banks for the due performance of the Administrative Agent's obligations under this Agreement.


                                    ARTICLE 8

                                  Miscellaneous

                  Section 8.01. Modification, Consents and Waivers. No failure or delay on the part of any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. No amendment or waiver of any provision of this Agreement or of the A Notes, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in Section 5.01, 5.02, or 5.03, (b) except as provided in Section 2.17 or Section 2.19, increase the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes or the number of Banks required for the Banks or any of them to take any action hereunder, (f) amend this Section 8.01 or (g) release TBC from any of its obligations under any Guaranty; and provided further, that no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note. Notwithstanding the foregoing, this Section 8.01 shall not affect the provisions of Section 4.04 or 6.01.

                  Section 8.02. Addresses for Notices. All communications and notices provided for hereunder shall be by telex or in writing and, if to the Administrative Agent, mailed, telexed, faxed or delivered to it, addressed to it at its office at Citibank, N.A., Global Aviation, 399 Park Avenue, New York, New York 10043, facsimile number (212) 793-3734, Attention: Relationship Manager, and, if to any Borrower, mailed, telexed or delivered to it, addressed to such Borrower, care of The Boeing Company, at its office at 7755 East Marginal Way South, Seattle, Washington 98108, facsimile number (206) 655-0799, Attention:
Treasurer, and, if to any Bank, to its office at the address given on the signature pages of this Agreement; or, as to each party, at such other address as shall have been designated by such party in a written notice to each other party referring specifically to this Agreement.

                  Section 8.03. Costs, Expenses and Taxes. TBC agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, the Notes and the Guaranty (including printing costs and the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) and costs and expenses, if any, in connection with the enforcement of this Agreement, the Notes and the Guaranty (whether through negotiations, legal proceedings or otherwise and including, without limitation, the reasonable fees and out-of pocket expenses of counsel), as well as any and all stamp and other taxes, and to save the Banks and other holders of the Notes harmless from any and all liabilities with respect to or resulting from any delay by or omission of the Borrowers to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and the Guaranty.

                  Section 8.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks and the Administrative Agent, and their respective successors and assigns, except that the Borrowers may not assign or transfer their rights hereunder without the prior written consent of the Banks.

                  Section 8.05. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 8.06. Governing Law. This Agreement, the Notes, the Guaranty and each Borrower Subsidiary Letter shall be deemed to be contracts under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

                  Section 8.07. Headings. The Table of Contents and Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                 Section 8.08. Execution in CounterpartsSection 8.08. Execution in Counterparts. This Agreement may be executed by the parties hereto individually or in any combinations of the parties hereto in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  Section 8.09. Right of Set-Off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time to the fullest extent permitted by law, without notice to any Borrower (any such notice being expressly waived by each Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower against any and all of the obligations to such Bank of such Borrower now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Bank shall promptly notify any Borrower after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                  Section 8.10. Agreement in Effect. This Agreement shall become effective upon its execution and delivery, respectively, to the Administrative Agent and TBC by TBC, the Administrative Agent, and each Bank listed in Section 1.02.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.

                                         THE BOEING COMPANY

                                         By /S/ R. PAUL KINSCHERFF
                                         Title: Assistant Treasurer


                                         CITIBANK, N.A., Individually and
                                         as Administrative Agent


                                         By /S/ PHILIPPE PORTNOY
                                         Name: Philippe Portnoy
                                         Title:   Vice President

                                         THE CHASE MANHATTAN BANK,
                                         Individually and as Syndication Agent


                                         By /S/ MATTHEW H. MASSIE
                                         Name: Matthew H. Massie
                                         Title:   Managing Director


                                         ABN AMRO BANK N.V.


                                         By  /S/ DAVID J. THOMAS
                                         Name: David J. Thomas
                                         Title:   Group Vice President


                                         By  /S/ CARLA S. WAGGONER
                                         Name: Carla S. Waggoner
                                         Title:   Assistant Vice President


                                         AUSTRALIA AND NEW ZEALAND
                                         BANKING GROUP LIMITED

                                         By /S/ PETER N. GRAY
                                         Name: Peter N. Gray
                                         Title:   Vice President


                                         BANCA COMMERCIALE ITALIANA


                                         By /S/ CHARLES DOUGHERTY
                                         Name:    Charles Dougherty
                                         Title:   Vice President


                                         By /S/ T. GALLONETTO
                                         Name:    T. Gallonetto
                                         Title:   Assistant Vice President


                                         THE BANK OF NEW YORK


                                         By /S/ ROBERT LOUK
                                         Name:    Robert Louk
                                         Title:   Vice President


                                         THE BANK OF TOKYO-MITSUBISHI, LTD.


                                         By /S/ EIICHI MICHIZOE
                                         Name:    Eiichi Michizoe
                                         Title:   Deputy General Manager



                                         BANKBOSTON, N.A.


                                         By /S/ JOHN P. O'LOUGHLIN
                                         Name:    John P. O'Loughlin
                                         Title:   Vice President


                                         BANQUE NATIONALE DE PARIS


                                         By /S/ KATHERINE WOLFE
                                         Name:    Katherine Wolfe
                                         Title:   Vice President

                                         By /S/ SANDRA F. BERTRAM
                                         Name:    Sandra F. Bertram
                                         Title:   Assistant Vice President


                                         CREDIT LYONNAIS

                                         By /S/ PHILPPE SOUSTRA
                                         Name: Philppe Soustra
                                         Title:   Senior Vice President


                                         DEUTSCHE BANK AG NEW YORK AND/OR
                                         CAYMAN ISLANDS BRANCHES

                                         By /S/ JOEL MAKOWSKY
                                         Name:    Joel Makowsky
                                         Title:   Vice President

                                         By /S/ VIRGINIA MAHLER COSENZA
                                         Name:    Virginia Mahler Cosenza
                                         Title:   Vice President


                                         THE INDUSTRIAL BANK OF JAPAN,
                                         LIMITED

                                         By /S/ VICENTE L. TIMIRAOS
                                         Name:    Vicente L. Timiraos
                                         Title:   Senior Vice President & SDGM



                                         DEUTSCHE VERKEHRSBANK AG


                                         By_/S/ JUSTIN PATRICK
                                         Name: Justin Patrick
                                         Title:   Vice President


                                         By /S/ PAULA TRA NAH
                                         Name: Paula Tra Nah
                                         Title:   Assistant Vice President


                                         THE MITSUBISHI TRUST AND
                                         BANKING CORPORATION

                                         By /S/ SCOTT J. PAIGE
                                         Name:    Scott J. Paige
                                         Title:   Senior Vice President


                                         NATIONAL WESTMINSTER BANK PLC,
                                         NEW YORK BRANCH


                                         By /S/ SIMON CLARK
                                         Name:    Simon Clark
                                         Title:   Regional Financial Officer

                                         NATIONAL WESTMINSTER BANK PLC,
                                         NASSAU BRANCH


                                         By /S/ SIMON CLARK
                                         Name: Simon Clark
                                         Title:   Regional Financial Officer


                                         BANK OF AMERICA, N.A.


                                         By /S/ DEANNE PRUST ALLEN
                                         Name:    Deanne Prust Allen
                                         Title:   Vice President


                                         PNC BANK, NATIONAL ASSOCIATION


                                         By  /S/ PHILIP K. LIEBSCHER
                                         Name:    Philip K. Liebscher
                                         Title:   Vice President


                                         THE SUMITOMO BANK, LIMITED


                                         By /S/ BOB GRANFELT
                                         Name:    Bob Granfelt
                                         Title:   Vice President and Manager


                                         WACHOVIA BANK, N.A.


                                         By___________________________________
                                         Name:
                                         Title:

                   SCHEDULE I TO THE AMENDMENT AND RESTATEMENT
                   COMMITMENTS AND APPLICABLE LENDING OFFICES


--------------------------------------------------------------------------------------------------------------------

      Name of Bank          Commitment     Domestic Lending Office                Eurodollar Lending Office

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
ABN Amro Bank N.V.          $52,000,000    208 South LaSalle Street, Suite 1500   208 South LaSalle Street, Suite
                                           Chicago, IL 60604-1003                 1500
                                           Attn: Loan                             Chicago, IL 60604-1003
                                           Administration                         Attn: Loan
                                           Tel: (312) 992-5151                    Administration
                                           Fax: (312) 992-5156                    Tel: (312) 992-5151
                                                                                  Fax: (312) 992-5156
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
ANZ Bank                    $35,000,000    1177 Avenue of the Americas            1177 Avenue of the Americas
                                           6th Floor                              6th Floor
                                           New York, NY 10036-2798                New York, NY 10036-2798
                                           Attn: Peter Gray                       Attn: Peter Gray
                                           Tel: (212) 801-9739                    Tel: (212) 801-9739
                                           Fax: (212) 556-4839                    Fax: (212) 556-4839
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Banca Commerciale           $35,000,000    555 Flower Street                      555 Flower Street
Italiana                                   43rd Floor                             43rd Floor
                                           Los Angeles, CA 90071                  Los Angeles, CA 90071
                                           Attn: Jack Wityak                      Attn: Jack Wityak
                                           Tel: (213) 624-0440                    Tel: (213) 624-0440
                                           Fax:                                   Fax:
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
The Bank of New York        $80,000,000    10990 Wilshire Blvd                    One Wall Street
                                           Suite 1125                             22nd Floor
                                           Los Angeles, CA 90024                  New York, NY 10286
                                           Attn: Robert J. Louk                   Attn: Sandra Morgan
                                           Tel: (310) 996-8663                    Tel: (212) 636-6743
                                           Fax: (310) 996-8667                    Fax: (212) 635-6877
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-         $126,000,000    1201 Third Avenue                      1201 Third Avenue
Mitsubishi, Ltd                            Suite 1100                             Suite 1100
                                           Seattle, WA 98101                      Seattle, WA 98101
                                           Attn: David M. Purcell                 Attn:  Ken Johnson
                                           Tel: (206) 382-6049                    Tel: (206) 382-6021
                                           Fax: (206) 382-6067                    Fax: (206) 382-6067
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
BankBoston, N.A.            $66,000,000    100 Federal Street                     100 Federal Street
                                           Large Corporate 01-09-05               Large Corporate 01-09-05
                                           Boston, MA 02110                       Boston, MA 02110
                                           Attn: Judith Kelly                     Attn: Denise M. Dowd
                                           Tel: (617) 434-5280                    Tel: (617) 434-7462
                                           Fax: (617) 434-6685                    Fax: (617) 434-9933
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Banque Nationale de         $40,000,000    180 Montgomery Street                  180 Montgomery Street
Paris                                      3rd Floor                              3rd Floor
                                           San Francisco, CA 94194                San Francisco,CA 94194
                                           Attn: D. Guy Gibb                      Attn: Don Hart
                                           Tel: (415) 956-0707                    Tel: (415) 956-2511
                                           Fax: (415) 296-8954                    Fax: (415) 989-9041
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank   $153,000,000    270 Park Avenue                        270 Park Avenue
                                           New York, NY 10019                     New York, NY 10019
                                           Attn: Matthew Massie                   Attn: Matthew Massie
                                           Tel: (212) 270-5432                    Tel: (212) 270-5432
                                           Fax: (212) 270-5100                    Fax: (212) 270-5100
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Citibank, N.A.             $153,000,000    399 Park Avenue                        399 Park Avenue
                                           12th Floor, Zone 2                     12th Floor, Zone 2
                                           New York, NY 10043                     New York, NY 10043
                                           Attn: Philippa Portnoy                 Attn: Philippa Portnoy
                                           Tel: (212) 559-5812                    Tel: (212) 559-5812
                                           Fax: (212) 793-1246                    Fax: (212) 583-7185
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Credit Lyonnais            $100,000,000    1301 Avenue of the                     1301 Avenue of the
                                           Americas                               Americas
                                           New York, NY 10019                     New York, NY 10019
                                           Attn: Bertrand Cousin                  Attn: Kenia A. Perez
                                           Tel: (212) 261-7363                    Tel: (212) 261-7313
                                           Fax: (212) 261-7368                    Fax: (212) 261-7368
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Deutsche Bank AG New       $106,000,000    31 West 52nd Street                    31 West 52nd Street
York and/or Cayman                         New York, NY 10019                     New York, NY 10019
Islands Branches                           Attn: Joel D. Makowsky                 Attn: Noble Samuel
                                           Tel: (212) 469-7896                    Tel: (212) 469-4091
                                           Fax: (212) 469-8212                    Fax: (212) 469-4139
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
The Industrial Bank of     $100,000,000    350 South Grand Avenue                 1251 Avenue of the Americas,
Japan, Limited                             Suite 1500                             31st Floor
                                           Los Angeles, CA 90071                  New York, NY 10020-1104
                                           Attn: Blake Seaton                     Attn: Svayan Ghosh-Mazumdar
                                           Tel: (213) 893-6448                    Tel: (212) 282-4093
                                           Fax: (213) 488-9840                    Fax: (212) 282-4480
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
International Transport     $20,000,000    609 Fifth Avenue                       609 Fifth Avenue
Finance Ltd.-Deutsche                      New York, NY 10017-1021                New York, NY 10017-1021
VerkehrsBank                               Attn: Constance Laudenschlager         Attn: Constance Laudenschlager
                                           Tel: (917) 322-3949                    Tel: (917) 322-3949
                                           Fax: (212) 588-8936                    Fax: (212) 588-8936
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
The Mitsubishi Trust       $133,000,000    520 Madison Avenue                     520 Madison Avenue
and Banking Corporation                    New York, NY 10022                     New York, NY 10022
                                           Attn: Joe Shammas                      Attn: Ming Hwa Chou
                                           Tel: (212) 891-8451                    Tel: (212) 891-8263
                                           Fax: (212) 644-6825                    Fax: (212) 755-2349
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
National                    $52,000,000    65 East 55th Street                    65 East 55th Street
Westminster Bank Plc                       New York, NY 10022                     New York, NY 10022
                                           Attn: Commercial Loan Dept.            Attn: Commercial Loan Dept.
                                           Tel: (212) 401-1424                    Tel: (212) 401-1424
                                           Fax: (212) 401-1494                    Fax: (212) 401-1494
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Bank of America            $133,000,000    444 South Flower Street,               901 Main Street
                                           Suite 400                              Dallas, TX 75202
                                           Los Angeles, CA 90071                  Attn: Karen Puente
                                           Attn: George V. Hausler                Tel: (214) 508-3089
                                           Tel: (213) 236-4925                    Fax: (214) 508-0944
                                           Fax: (213) 624-5815
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
PNC Bank, National          $66,000,000    One PNC Plaza, 2nd Fl.                 One PNC Plaza, 6th Fl.
Association                                249 Fifth Avenue                       249 Fifth Avenue
                                           Pittsburgh, PA 15222                   Pittsburgh, PA 15222
                                           Attn: Philip K. Liebshcer              Attn: Sally Hunter
                                           Tel: (412) 762-3202                    Tel: (412) 768-3807
                                           Fax: (412) 762-6484                    Fax: (412) 768-4586
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
The Sumitomo Bank,          $70,000,000    777 South Figueroa                     777 South Figueroa
Limited                                    Suite 2600                             Suite 2600
                                           Los Angeles, CA 90017                  Los Angeles, CA 90017
                                           Attn: Miriam Delgado                   Attn: Miriam Delgado
                                           Tel: (213) 955-0883                    Tel: (213) 955-0883
                                           Fax: (213) 623-6832                    Fax: (213) 623-6832
--------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------
Wachovia Bank, N.A.         $80,000,000    191 Peachtree Street, NE               191 Peachtree Street, NE
                                           Atlanta, GA 30303                      Atlanta, GA 30303
                                           Attn: John Whitner                     Attn: Gloria Freeman
                                           Tel: (404) 332-6738                    Tel: (404) 332-6485
                                           Fax: (404) 332-6898                    Fax: (404) 332-6898
--------------------------------------------------------------------------------------------------------------------

     TOTAL OF              $1,600,000,000
     COMMITMENTS